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                                                                         9/28/98


                                TRUST AGREEMENT FOR
                 TCF FINANCIAL EXECUTIVE DEFERRED COMPENSATION PLAN


     THIS TRUST AGREEMENT, made effective as of the 1st day of September, 1998, by and between TCF Financial Corporation, a Delaware corporation ("TCF Financial") and U.S. Bank National Association (the "Trustee"),

                                W I T N E S S E T H:

     WHEREAS, TCF Financial has established the TCF Financial Executive Deferred Compensation Plan (the "Plan"), which plan is now in full force and effect; and

     WHEREAS, the Plan is a nonqualified deferred compensation plan for select management of TCF Financial and its subsidiaries (the "Companies" or, individually, the "Company"), and TCF Financial wishes to establish a convenient method for discharging its obligations to pay deferred compensation under said Plan;

     NOW, THEREFORE, the parties to this Agreement do hereby agree as follows:

                                     ARTICLE 1

                       ESTABLISHMENT AND ACCEPTANCE OF TRUST

     SECTION 1.1. This Trust shall be known as the "TRUST FOR TCF FINANCIAL EXECUTIVE DEFERRED COMPENSATION PLAN." The Trustee hereby accepts the Trust subject to all of the terms and conditions of this Agreement, and agrees to hold and administer the assets of the Trust and to execute the Trust in accordance with the provisions hereof. The assets deposited with the Trustee and held pursuant to this Trust are referred to herein collectively as the "Trust Fund."

     SECTION 1.2. TCF Financial has obtained a ruling from the Internal Revenue Service that the amounts credited to the accounts of Plan participants pursuant to Article 4 will not be included in their gross income for federal income tax purposes until such time as they are actually paid or otherwise made available to such participants.

                                     ARTICLE 2

                             CONTRIBUTIONS TO THE TRUST

     SECTION 2.1. The Trustee shall receive from time to time such amounts in cash or other property acceptable to the Trustee as the Companies shall contribute pursuant to the terms of the

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Plan.  Each such contribution shall be accompanied by a statement designating the Plan participant on behalf of whom such contribution is being made and, if more than one account has been established for such participant pursuant to Section 4, the account to which such contribution will be credited. The Trustee shall be under no obligation to collect any such contributions, and all responsibility for determining the amount, timing, and types of contributions made to the Trustee shall be upon the Companies or their designees. Nothing in this Agreement shall be construed as requiring the Companies, or any of them, to make any contributions to the Trust.

     SECTION 2.2. All contributions so received and all proceeds, investments, reinvestments, and income thereof in the Trustee's possession shall be held, invested, and, with all disbursements therefrom, accounted for by the Trustee as provided in this Agreement.

     SECTION 2.3. No portion of the Trust Fund shall be diverted to or used for any purpose other than the payment of benefits pursuant to the Plan, or for the payment of expenses of administering the Plan and the Trust, or for the payment of expenses incurred in the making and administering of Trust investments pursuant to Sections 4 and 5, until such time as the Companies' obligations to make payments pursuant to the Plan have been fully discharged; PROVIDED, and notwithstanding anything in this Agreement to the contrary, at all times during the continuance of this Trust, the principal and income of the Trust Fund shall be subject to the claims of the general creditors of the Companies. At any time that the Trustee has actual knowledge, or has determined, that a Company is "Insolvent," it shall deliver any undistributed principal and income credited to the accounts established for participants employed by such Company to satisfy such claims as a court of competent jurisdiction may direct. The Board of Directors and the Chief Executive Officer of each Company shall have the duty to inform the Trustee of that Company's Insolvency. If a Company or any person claiming to be a creditor of a Company alleges in writing to the Trustee that such Company has become Insolvent, and if the Trustee determines such allegation is made in good faith and upon reasonable grounds, the Trustee shall immediately suspend payments from the accounts established for participants employed by such Company and shall hold all assets of such accounts subject to claims of such Company's creditors. The Trustee shall then request, within 10 days, from such Company sufficient information to determine if the Company is Insolvent. If the Company shall fail or refuse to supply sufficient information from which the Trustee may determine if the Company is Insolvent within 30 days of the Trustee's request, the Trustee shall promptly request such information from the party which alleged that the Company is Insolvent. If, on the basis of the information so provided, the Trustee determines that the Company is not Insolvent, it shall immediately resume payments from the accounts established for participants employed by such Company, together with payment of any amounts held back by the Trustee while making a determination as to Insolvency. If the Trustee determines the Company is Insolvent, or if it has not received sufficient information to make a determination as to the Company's solvency, it shall resume such payments only after the Trustee has determined that the Company is no longer Insolvent. Unless the Trustee has actual knowledge of a Company's Insolvency, it shall have no duty to inquire whether any Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Companies' solvency as may be furnished to the Trustee which will give it a reasonable basis for making a determination concerning the Companies' solvency, and

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nothing in this Agreement shall in any way diminish any right of the Plan's participants or their beneficiaries to pursue their rights as general creditors of the Companies with respect to benefits payable to them pursuant to the Plan. To assist the Trustee with its determinations required hereunder, the Trustee may rely upon the advice of legal counsel and/or other professional counsel retained by the Trustee and such counsel's reasonable fees and expenses shall be payable from the assets of the Trust or, at TCF Financial's election, may be directly paid by TCF Financial and/or one or more of the Companies, PROVIDED that TCF Financial is notified in advance of the Trustee's retention of legal counsel and TCF Financial or the Committee consents thereto, which consent shall not be unreasonably withheld. A Company shall be considered "Insolvent" for the purposes of this Agreement if it is unable to pay its debts as they mature, or if it is a party as a debtor to a proceeding pending under the U.S. Bankruptcy Code, or under any other applicable state or federal bankruptcy law.

                                     ARTICLE 3

                            PAYMENTS FROM THE TRUST FUND

     SECTION 3.1.

          a. When a Plan participant or beneficiary becomes entitled to benefits pursuant to the Plan, the committee appointed to administer the Plan (the "Committee") shall notify and direct the Trustees in writing of:

               i. the name, social security number, and mailing address of such participant or beneficiary;

               ii. the amount and form of the distributions to be made to such participant or beneficiary under the Plan;

               iii. the period for which such distributions are to be made;
and

               iv.  the date on which such distributions are to commence.

Upon receipt of such notice and direction, the Trustee shall commence payments due to such participant or beneficiary out of the Trust assets.
Such payments shall be debited to the account or accounts established for such participant as provided in Section 4 and shall continue until the earliest of: (A) the date on which the last payment due to such participant or beneficiary has been made; (B) the balance credited to the account or accounts from which such payments are to be made has been reduced to zero;
or (C) the Trustee receives written notice and direction from the Committee to cease distributions because a Company will continue such payments out of its general assets.

     b. If the Trustee receives written notice and direction from the Committee that a Company will continue any payments due pursuant to this section 3.1 out of its general assets, the Trustee shall discontinue the making of such distributions out of the Trust Fund;

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PROVIDED, that the Trustee shall resume such distributions (and shall make any payments then in arrears) if it receives written notice and direction from the Committee that the Company will no longer make such payments from its general assets.

          c. Distributions due pursuant to this section 3.1 shall be made at such times, and in such form, as may be provided for under the Plan.

          d. A "Directing Party" for purposes of this Agreement shall include TCF Financial, the Committee, or any participant or beneficiary authorized by this Agreement to direct the Trustee, as applicable
(collectively referred to for purposes of this Agreement as the "Directing Party").

          e. Notwithstanding paragraphs a, and b of this Section, the following shall apply on and after a Change in Control (as defined in Section 5(j) of the Plan). If the Trustee receives notification from any source that a distribution may be due to a participant or beneficiary, the Trustee shall promptly request from the Committee all relevant information and directions relative to such distribution(s) and if the Committee shall fail to provide such information and/or directions within 30 days, the Trustee shall accept and act upon any information and/or directions received from the participant or beneficiary with respect to commencement or re-commencement of the payment of distributions to such participant or beneficiary. In connection with providing such information and/or directions, the participant or beneficiary shall be deemed a "Directing Party" for purposes of this Agreement.

          f. The Trustee shall be held harmless and shall not be liable for its acts with respect to distributions from the Trust Fund when following the directions of the Committee, or for failure to act in the absence of such directions, nor shall the Trustee be liable or responsible for any payment made by it in good faith and in the exercise of reasonable care without knowledge of the changed condition or status of any payee.

     SECTION 3.2. Except to the extent that such amounts are promptly paid by the Companies, the Trustee shall also pay out of the Trust Fund: (a) all broker fees and other expenses incurred in connection with the sale or purchase of investments; (b) all personal property taxes, income taxes, and other taxes of any kind (including taxes payable by the Companies, net of any related tax savings to the Companies) at any time levied or assessed under any present or future law upon, or with respect to, the Trust Fund or any property included in the trust Fund; and (c) its own compensation and all other reasonable expenses of administering the Plan and the Trust, including legal and/or other professional fees reasonably incurred by the Trustee and/or the Trust pursuant to Section 2.3 of this Agreement. Expenses shall be charged to the Trust Fund without allocation among the accounts established pursuant to Section 4, unless an expense is directly attributable to one or more of such accounts, in which case such expense shall be charged directly to such accounts. The Trustee may dispose of Trust investments, if necessary to provide cash assets for the payment of expenses.

     SECTION 3.3. As directed by the Committee, the Trustee shall withhold all or any part of any distribution required to be made hereunder as the Committee reasonably deems necessary

                                     4

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and proper to protect the Trustee or the Trust Fund against any liability or claim on account of any estate, inheritance, income, or other tax, and the Trustee may discharge any such liability with any part or all of any such payment so withheld.

     SECTION 3.4. Distributions pursuant to Section 3.1 shall be deemed to have been sufficiently made if they are sent by first class mail to the participant at the address provided to the Trustee by the Committee. If any such distribution is returned to the Trustee unclaimed, the Trustee shall notify the Committee and shall not make any further distributions to such payee until it receives further directions from the Committee.

                                     ARTICLE 4

               INVESTMENTS OF THE TRUST FUND;  PARTICIPANTS' ACCOUNTS

     SECTION 4.1. Except as otherwise specifically provided herein, the Trustee shall invest, reinvest, and hold the assets of the Trust Fund in such investments as may be permitted by the Committee and as each Plan participant shall direct in writing for his own account. Insofar as the Trustee has acquired an investment for a Plan participant's Account pursuant to such directions, the participant shall have the right to determine confidentially whether such investment will be tendered in a tender or exchange offer, and to direct the Trustee accordingly. The Trustee shall not be restricted to those investments which are authorized by the laws of any State for the investment of trust funds. In addition, the Trustee may, for reasonable periods of time, hold in its banking department any part or all of the Trust Fund uninvested or in cash without liability for interest thereon, pending the investment of such funds or the payment of costs, expenses, or benefits payable under the Plan in the banking department of any corporate Trustee serving hereunder or of any other bank, trust company or other financial institution including those affiliated in ownership with the Trustee. The Trustee shall not be liable for any action taken or omitted by it pursuant to such written directions which shall be deemed to be authorized by the Committee and to be directions of the Committee. Notwithstanding the foregoing provisions of this Section 4.1, the rights of each Plan participant to direct the investment of his account shall be subject to the claims of the general creditors of the Company by which such participant is employed. Any investment direction of a participant shall be made by each December 31 as applicable to the next succeeding calendar year and shall be irrevocable with respect to such calendar year, unless the Committee shall direct otherwise.

     SECTION 4.2. The Trustee shall establish one or more separate accounts for each Plan participant, and each such account shall be designated by the name of the participant for whom it has been established. The assets of the Trust Fund initially deposited with the Trustee shall be allocated among these accounts in accordance with the instructions of the Committee. All contributions received by the Trustee on behalf of a participant, and all dividends or distributions made with respect to property allocated to such participant's account, shall then be credited to such account and invested as the participant shall direct. Distributions made by the Trustee to a Plan participant shall only be made from such Participant's account to the extent of the balance thereof.

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     SECTION 4.3.  Notwithstanding the foregoing, a Plan participant's right to direct the investment of his account during any period of distribution subsequent to his retirement or disability shall be the same as an active participant's unless the Committee directs otherwise. Notwithstanding the foregoing provisions of this Section 4.3, the rights of each Plan participant to direct the investment of his Account (which directions shall be deemed to be directions of the Committee) shall be subject to the claims of the general creditors of the Company by which such participant is employed.

     SECTION 4.4. In the event the Trustee is directed to engage in borrowing on behalf of a Plan participant's Account as directed by the Committee pursuant to Section 5.1(f) hereof, the Trustee shall pledge as security for any such loan all shares of TCF Stock acquired with the proceeds of such loan and shall hold such shares in suspense (unallocated), pursuant to the terms of section 10.c. of the Plan, until such time, if any, as the shares are released from pledge. During any time when such shares are held in suspense, they shall not be deemed to be part of the Plan participant's Account in the Trust under this Article 4, except that dividends paid on such shares shall be subject to investment direction of the participant to the extent they exceed principal and/or interest payments on such loan. In the event any shares are released from pledge, the shares shall thereafter be immediately allocated to the participant's Account under this Article 4. In no event shall such shares be credited to or inure to the benefit of the Account of another participant under this Article 4.

                                     ARTICLE 5

                          POWERS AND DUTIES OF THE TRUSTEE

     SECTION 5.1. In addition to the powers and discretions conferred upon the Trustee by any other provision of this Agreement, but subject to the provisions of Article 4 hereof, the Trustee shall have all the usual powers conferred by law on trustees and shall also have the following express powers with respect to the Trust Fund:

          a. To retain, to exchange for any other property, to sell in any manner and at any time, to divide, subdivide, partition, mortgage, improve, alter, remodel, repair, and develop in any manner any property, real or personal, to lease such property for any period of time, and to grant options to sell or lease any such property, without regard to restrictions and without the approval of any court.

          b. As directed by the Committee, to vote stock held by the Trust Fund personally or by proxy, and to delegate the Trustee's voting powers with respect to such stock to such proxy.

          c. To exercise subscription, conversion, and other rights and options as directed by the Committee, and to make payments form the Trust Fund in connection therewith.

          d. At the direction of the Committee, to take any action and to abstain from taking any action with respect to any reorganization, consolidation, merger, dissolution, recapitalization, refinancing, and any other plan or change affecting any property constituting a part of the Trust Fund, and in connection therewith to delegate its discretionary powers and to pay assessments, subscriptions, and other charges from the Trust Fund.

          e. In any manner, and to any extent, to waive, modify, reduce, compromise, release, settle, and extend the time of payment of any claim of whatsoever nature in favor of or against the Trustee or all or any part of the Trust Fund.

          f. At the direction of the Committee, to borrow money from any person (including, but not limited to, TCF Financial, its successors, assigns or affiliates) and to pledge assets of the Trust Fund as security for repayment of any such loan. Any money which is borrowed by the Trustee at the direction of the Committee for the purpose of purchasing investments directed by a participant shall be repaid only from the assets of such participant's account and the Trustee shall pledge only the assets of such participant's account as collateral for the loan. For the purposes of
Section 2.3, loan repayments shall be deemed to be expenses incurred in connection with the making and administering of Trust investments.

          g. Notwithstanding any language in the Trust instrument, neither the Committee nor the Trustee on behalf of the Trust shall have power to start, to enter into or otherwise engage in any business enterprise, or to continue to operate any business enterprise, that becomes part of the Trust estate, if such activity constitutes "carrying on business" as referred to in
Section 301.7701-2 of the procedure and administration regulations.

          h. The Trustee is expressly authorized to the fullest extent permitted by law to (i) retain the services of U.S. Bancorp Piper Jaffray Inc. and/or U.S. Bancorp Investments, Inc., each being affiliates of U.S. Bank National Association, and/or any other registered broker-dealer organization hereafter affiliated with U.S. Bank National Association, and any future successors in interest thereto (collectively for the purposes of this paragraph referred to as the "Affiliated Entities"), to provide services to assist in or facilitate the purchase or sale of investment securities in the Trust, (ii) acquire as assets of the Trust shares of mutual funds to which Affiliated Entities provides, for a fee, services in any capacity and
(iii) acquire in the Trust any other services or products of any kind or nature from the Affiliated Entities regardless of whether the same or similar services or products are available from other institutions. The Trust may directly or indirectly (through mutual funds fees and charges for example) pay management fees, transaction fees and other commissions to the Affiliated Entities for the services or products provided to the Trust and/or such mutual funds at such Affiliated Entities' standard or published rates without offset (unless required by law) from any fees charged by the Trustee for its services as Trustee. The Trustee may also deal directly with the Affiliated Entities regardless of the capacity in which it is then acting, to purchase, sell, exchange or transfer assets of the Trust even though the Affiliated Entities are receiving compensation or otherwise profiting from such transaction or are acting as a principal in such transaction. Each of the Affiliated Entities is authorized to (i) effect transactions on national securities exchanges for the Trust as directed by the Trustee, and (ii) retain any transactional fees related thereto, consistent with Section 11(a)(1) of the Securities Exchange Act of 1934, as amended, and related Rule 11a2-2(T). Included specifically, but not by way of limitation, in the transactions authorized by this provision are transactions in which any of the Affiliated Entities are serving as an underwriter or member of an underwriting syndicate for a security being purchased or are purchasing or selling a security for its own account. In the event the Trustee is directed by a Directing Party (as defined in Section 3.1(d) of this Agreement), the Directing Party shall be authorized, and expressly retains the right hereunder, to direct the Trustee to retain the services of, and conduct transactions with, Affiliated Entities fully in the manner described above.

     SECTION 5.2. The Trustee shall have no duties whatsoever except as are specifically set forth as such in this Agreement, and no implied covenant or obligation will be read into this Agreement against the Trustee.

     SECTION 5.3. If there is more than one Trustee, the action of all of the Trustees at the time acting hereunder, and any instrument executed by all of the Trustees, shall be considered the action or instrument of the Trustee.
 Such action may be taken at a meeting or in writing without a meeting, and the Trustees may authorize any one or more of them to perform routine functions, to sign routine papers, and to perform established or customary administrative and ministerial functions.

                                     ARTICLE 6

                  ACCOUNTS OF THE TRUSTEE; VALUATION OF TRUST FUND

     SECTION 6.1. The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements, distributions, and other transactions. Such accounts will be open to inspection and audit by the Companies or the Committee, or by any authorized representative thereof, at all reasonable times during business days.

     SECTION 6.2. As of each December 31st, and at such other times as the Committee may reasonably require, the Trustee shall determine the fair market value of the Trust Fund, and of each participant's Account, and shall notify the Committee in writing of the fair market value as so determined within 30 days thereof. In addition, for purposes of determining the amount of any lump sum distribution payable pursuant to the Plan, the Trustee shall determine the fair market value of a Plan participant's Accounts as of the last day of the calendar month coincident with or following such participant's termination of employment. The fair market value of the Trust Fund, and of each participant's Account, shall be the fair market value of all securities and other assets then held in the Trust Fund or in such Account, including all income received since the last valuation and income accrued and unpaid at the close of the valuation period. In determining fair market value, the Trustee may rely upon any information that it believes to be reliable, including reports of sales and of bid and asked prices of issues listed on an exchange as disclosed in newspapers of general circulation or in generally recognized financial services, quotations with respect to unlisted issues as supplied by any reputable broker or investment bank, or from any other source that the Trustee believes to be reliable, or the Trustee may make any

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such determination based upon its own analysis of such records or reports of any company issuing such stock or other securities as are made available to them.

                                     ARTICLE 7

                             ADMINISTRATIVE PROVISIONS

     SECTION 7.1. Except as otherwise specifically provided herein, the Trustee may rely upon the authenticity, truth, and accuracy of, and will be fully protected in acting upon:

          a. Any copy of a resolution of the Board of Directors of TCF Financial or any of the Companies, if certified by the Secretary or an Assistant Secretary of the appropriate Company under its corporate seal.

          b. Any notice, direction, certification, approval, or other writing of the Committee, if evidenced by an instrument signed in the name of the Committee by one or more of its members or by the Secretary of TCF Financial.

          c. Any notice, direction, certification, or other writing, given by a Plan participant pursuant to Section 4.1 which is believed by the Trustee to be genuine and to have been sent by such participant.

     SECTION 7.2. The Trustee shall receive such reasonable compensation as may from time to time be agreed upon by TCF Financial and the Trustee. The Trustee shall be held harmless and shall be fully indemnified by TCF Financial, its successors and assigns from any liability, including reasonable legal and professional services expenses, for any actions directed by a Directing Party (as that term is defined in paragraph d. of Section 3.1).

     SECTION 7.3. No person dealing with the Trustee shall be obligated to see to the application of any property paid or delivered to the Trustee or to inquire into the expediency or propriety of any transaction or the Trustee's authority to consummate the same.

     SECTION 7.4. Ownership of the assets comprising the Trust Fund shall be in the Trustee, in its capacity as Trustee, and participants in the Plan and their beneficiaries shall have no right or interest in or to such assets, except as specifically provided herein. The rights of any participant or his beneficiaries to any benefits or future payments hereunder or under the provisions of the Plan shall be solely those of unsecured, general creditors of the Companies, and such rights shall not be subject to attachment, garnishment or other legal process by any creditor of any such participant or beneficiary. Except to the extent that a Plan participant shall have a continuing right to designate a beneficiary of any amount payable in the event of his death, no such participant or beneficiary shall have any right to alienate, anticipate, commute, pledge, encumber, transfer, or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan or this Agreement.

     SECTION 7.5 Communications to the Trustee shall be deemed sufficiently made if sent by mail addressed to the Trustee at its address on file with the Committee. Communications to the Companies or the Committee will be deemed sufficiently made if sent by mail addressed to the Committee, in care of TCF Financial, at its principal place of business.

                                     ARTICLE 8

                               SUCCESSION OF TRUSTEES

     SECTION 8.1. The Trustee acting hereunder shall be one or more individuals, or one or more qualified corporations, or any combination of individuals and qualified corporations, appointed by TCF Financial to serve in such capacity; PROVIDED, that an individual who is or has been eligible to participate in the Plan shall not be eligible to serve as a Trustee. The number of Trustees shall not be increased or decreased except with the written consent of all of the Plan's participants (excluding any terminated participants and beneficiaries then receiving distributions pursuant to the Plan, other than terminated participants entitled to a lump sum distribution). Upon any determination to increase the number of Trustees, or upon the death, disability, removal, or resignation of any Trustee, the vacancy or vacancies so created shall be filled by such individuals or qualified corporations as may be appointed by the Board of Directors of TCF Financial and approved in writing by all of the Plan's participants (excluding any terminated participants and beneficiaries then receiving distributions pursuant to the Plan, other than terminated participants entitled to a lump sum distribution). If the Board of Directors of TCF Financial and all of the Plan's participants (excluding any terminated participants and beneficiaries then receiving distributions pursuant to the Plan, other than terminated participants entitled to a lump sum distribution) shall fail to agree upon such appointment, and if there is no other Trustee then acting, a successor Trustee or Trustees shall be appointed by a court of competent jurisdiction. Any such appointment shall be effective upon the acceptance thereof in writing by the person so appointed and the delivery of a signed copy of such acceptance to the Trustee then in office.

     SECTION 8.2. The Trustee, and any successor to any Trustee, may be removed by the Board of Directors of TCF Financial at any time upon the receipt by Board of Directors of TCF Financial of the consent of all of the Plan's participants (excluding any terminated participants and beneficiaries then receiving distributions pursuant to the Plan, other than terminated participants entitled to a lump sum distribution) to such removal and upon the giving of 30 days' prior written notice to such Trustee and to any other Trustees then acting. Such removal shall be effective on the date specified in such written notice; PROVIDED, that notice shall theretofore have been given to the Trustee of the appointment of a successor Trustee or Trustees in the manner hereinafter set forth. Notwithstanding the foregoing, a Trustee who dies or who becomes eligible to be a participant in the Plan shall automatically cease to be a Trustee, effective as of the date of death of the date such eligibility commences, whichever is applicable.

     SECTION 8.3. The Trustee, and any successor to any Trustee, may resign as Trustee hereunder by filing with the Committee a written resignation which shall take effect 30 days after

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the date of such filing, unless prior thereto a successor Trustee or Trustees shall have been appointed.

     SECTION 8.4. All of the provisions set forth herein with respect to the Trustee shall relate to each successor Trustee so appointed with the same force and effect as if such successor Trustee originally had been named herein as a Trustee.

     SECTION 8.5. Upon the appointment of a successor Trustee, the removed or resigning Trustee shall transfer and deliver those assets of the Trust Fund in its possession or under its control to the remaining Trustee or Trustees, if any, or otherwise to the successor Trustee or Trustees, together with all such instruments of transfer, conveyance, assignment, and further assurance as the remaining or successor Trustee may reasonably require. Any removed or resigning Trustee shall, at the request of the Committee, or may, in its own discretion, file with the Committee an account of its actions as Trustee. The receipt and approval by the Committee of the final account of the removed or resigning Trustee shall be a full and complete acquittal and discharge from liability of such removed or resigning Trustee, and any successor Trustee shall have no liability whatsoever for the acts or omissions of any prior Trustee in which it did not participate. If the Committee shall fail to express in writing its objections to any account delivered by any removed or resigning Trustee within six months from the date of receipt by the Committee of such account, such account shall be considered as approved by the Committee.

                                     ARTICLE 9

                       AMENDMENT AND TERMINATION OF THE TRUST

     SECTION 9.1. This Agreement may be amended at any time and from time to time, upon the approval of the Board of Directors of TCF Financial;
PROVIDED, that no such amendment shall take effect unless and until it has been consented to in writing by all of the Plan's participants (excluding any terminated participants and beneficiaries then receiving distributions pursuant to the Plan, other than terminated participants entitled to a lump sum distribution.). In the event that all of the Plan's participants do not consent to a proposed amendment, such amendment shall not take effect but the Trust assets credited to the accounts of the consenting participants (together with the accounts of any participants or beneficiaries whose consent is not required) shall be transferred to a separate trust established pursuant to an agreement that is identical to this Agreement in all respects, except that it may include the proposed amendment.

     SECTION 9.2. This Trust shall not be terminated until such time as all of the Companies' obligations to make distributions pursuant to the Plan have been fully discharged unless all of the Plan's participants (excluding any terminated participants and beneficiaries then receiving distributions pursuant to the Plan other than terminated participants entitled to a lump sum distribution) shall consent in writing to an earlier termination. If all of the Plan's participants, terminated participants and beneficiaries do not consent to an early termination, the Trust shall terminate with respect to such consenting participants (and with respect to participants or beneficiaries whose consent is not required) but shall continue in effect with respect to the nonconsenting participants. Upon a termination or partial termination of the Trust, the Trust assets, if any, that remain in the accounts established for participants in the Plan (or for the consenting participants (and participants or beneficiaries whose consent is not required), if fewer than all of the Plan's participants have consented to a termination for which the participants' consent is required) shall be paid or distributed to TCF Financial or its successor in interest.

                                     ARTICLE 10

                                   MISCELLANEOUS

     SECTION 10.1. Each Company making a contribution to the Trust Fund pursuant to the provisions of the Plan shall, by virtue of its making such contribution, become a party to this Agreement and shall have the same rights and obligations as if it had executed this Agreement as one of the original parties thereto.

     SECTION 10.2. Nothing contained in this Agreement shall be deemed to constitute a contract of employment between the Companies and any employee of any of them.

     SECTION 10.3. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be the original, and all of such counterparts shall together constitute one and the same document.

     SECTION 10.4. Except when otherwise indicated by the context, any masculine terminology used in this Agreement shall also include the feminine and neuter, and the definition of any term herein in the singular shall also include the plural (and vice versa). The headings of Articles of this Agreement are for convenience of reference only and shall have no substantive effect on the provisions of this Agreement.

     SECTION 10.5. Any notice required hereunder may be waived by the person entitled thereto.

     SECTION 10.6. This Agreement shall be construed and interpreted in accordance with the laws of the State of Minnesota, except to the extent superseded by applicable federal laws.

     SECTION 10.7. This Agreement shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and shall supersede and replace all previous agreements relating to the same subject matter, both written and oral.

     SECTION 10.8. The effective date of this restated Agreement shall be September 1, 1998.

                                     ARTICLE 11

    SPECIAL PROVISIONS FOR EMPLOYEES SUBJECT TO SECTION 16 OF THE SECURITIES AND
                                EXCHANGE ACT OF 1934

     SECTION 11.1. Notwithstanding anything in this Trust Agreement to the contrary, for an Employee who is subject to liability under Section 16 of the Securities and Exchange Act of 1934, the Committee shall administer participation elections and investment elections pursuant to the provisions of Paragraph 10 of the Plan.

                                     ARTICLE 12

               SPECIAL PROVISIONS REGARDING OSPIP AND DEFERRED STOCK

     SECTION 12.1. Effective for deferrals of incentive compensation earned in 1992 and thereafter the Trustee shall accept as directed by the Committee contributions of common stock of TCF Financial Corporation issued in the name of the Trustee pursuant to the Deferred Stock award provisions of the Stock Option and Incentive Plan of TCF Financial or any successor plan thereto. Each such contribution of Deferred Stock shall be accompanied by a designation of the date or dates on which such Stock shall become transferable by the Trustee as well as any events which may cause acceleration of such dates. Deferred Stock shall not be transferable by the Trustee prior to such date or dates. If a Plan participant or beneficiary becomes entitled to benefits from the Plan, any Deferred Stock which is not yet transferable shall be returned to TCF Financial and cancelled. In all other respects, Deferred Stock held by the Trustee shall be subject to the same terms and conditions as apply to other stock held by the Trustee.




     IN WITNESS WHEREOF, TCF Financial and the Trustee have caused this Agreement to be executed effective as of the day and year first above written.

                                             TCF Financial Corporation

[NO SEAL]
                                             By:______________________________

                                             Title:___________________________
Attest:

By_________________________________

As its_____________________________

                                             U.S. Bank National Association

[NO SEAL]

                                             By:______________________________

                                             Title:___________________________
                                             As Trustee as aforesaid.
Attest:

By_________________________________

As its_____________________________

10-12-98

                         AMENDMENT TO TRUST AGREEMENT FOR
           TCF FINANCIAL CORPORATION EXECUTIVE DEFERRED COMPENSATION PLAN

Section 9.1 is amended to read as follows in full effective for amendments adopted after November 1, 1998:

     SECTION 9.1. This Agreement may be amended at any time and from time to time, upon the approval of the Board of Directors of TCF Financial;
PROVIDED, that, if the amendment is adopted prior to a change in control (as defined in section 5(j) of the Plan), no such amendment shall (without the consent of the participant, including any terminated participants and beneficiaries then receiving distributions) alter any participant's or beneficiary's right to payments of amounts previously credited to such participant's or beneficiary's Account or delay the time or times at which a participant or beneficiary is entitled to receive payments with respect to the participant's Deferred Amounts under the Plan). If the amendment is adopted after a change in control, as defined in section 5(j) of the Plan, the approval of the Board of Directors and the consent of all participants, terminated participants and beneficiaries shall be required for the amendment. In the event that all of the Plan's participants and beneficiaries do not consent to a proposed amendment, such amendment shall not take effect but the Trust assets credited to the accounts of the consenting participants shall be transferred to a separate trust established pursuant to an agreement that is identical to this Agreement in all respects, except that it may include the proposed amendment.

                                     1